Exhibit 99.1

NEWS RELEASE – FOR IMMEDIATE RELEASE

Corporate Contact:	Investor Relations:

MTS Medication Technologies, Inc.	Porter, LeVay & Rose, Inc.
Michael Conroy, CFO	Michael Porter, Cheryl Schneider, Investor Relations
Phone: 727-576-6311, Ext. 464	Tom Gibson, Media Relations
Fax: 727-573-1100	Phone: 212-564-4700
ir@mts-mt.com	Fax: 212-244-3075
plrmail@plrinvest.com

MTS MEDICATION TECHNOLOGIES APPOINTS MICHAEL CONROY, CFO AND IRV COHEN, DIRECTOR

CLEARWATER, FLORIDA – June 5, 2006 – MTS Medication Technologies (AMEX:MPP) today announced it has appointed Michael Conroy as Chief Financial Officer, and it has also appointed Irv Cohen to its Board of Directors. Mr. Cohen will be replacing Frank Newman, who will not be standing for re-election at the Company’s Annual Meeting of Shareholders.

Mr. Conroy, 58, has been interim CFO for MTS Medication Technologies since March 2006. He had been the Company’s CFO since 1996 and retired from that position in August 2004. Prior to joining MTS Medication Technologies, Mr. Conroy was President of CFO Financial Services, Inc. Mr. Conroy, a CPA, has served as CFO of several publicly and privately held companies, and holds a B.S. in Accounting from Canisius College.

Mr. Cohen, 55, a leading industry expert on treasury and cash management, has over 30 years experience in the financial services industry. He is Executive Vice President of GunnAllen Financial, a post he has held since 2005. Prior to that, he was President of JPMorgan Treasury Technologies Corporation, from 2000-2005, where he was responsible for global clearing, global payments, liquidity management, global network management and revenue management. Prior experience includes ABN AMRO Incorporated, Fixed Income and Treasury Division, where he was Managing Director and Chief Operating Officer, and Barclays Group Inc. – North America and Barclays Bank PLC, where he served as Chief Operating Officer and Chief Financial Officer. A CPA, Mr. Cohen began his career at Coopers and Lybrand as an Audit Supervisor. He has an MBA in Accounting from Pace University, Graduate School of Business, and a BA in History from Brooklyn College. Mr. Cohen serves on the Boards of DHS Technologies, Persystent Technologies, as well as several other financial industry, education and non-profit boards.

Todd Siegel, President and Chief Executive Officer, said, “It goes without saying that we are fortunate to have Mike Conroy back at the helm as CFO. Although he had retired from our Company, he continued to stay involved with us. Upon the resignation of our previous CFO, Mike indicated his strong desire to return to MTS and become actively involved with the business strategies that we were pursuing. After interviewing several qualified candidates, it was clear to us that Mike was the best person to lead our financial team and support us through our growth strategies, while continuing our Sarbanes-Oxley compliance program. We are grateful for his return and for accepting this position.”

Mr. Conroy said, “Returning to MTS Medication Technologies has been an easy and rewarding transition for me. I am glad to be back and eagerly look forward to implementing additional strategic initiatives as the Company introduces new products and increases its presence both domestically and internationally”.

Commenting on Mr. Cohen’s appointment, Todd Siegel said, “We welcome Irv Cohen to our Board of Directors. We believe that the Company and our shareholders are fortunate to have such an accomplished financial services industry professional to serve on our Board. His expertise will help us as we continue to expand our business both domestically and abroad. We also thank Frank Newman for his dedicated service and numerous contributions to the Company in the four years that he has been a member of our Board.

Mr. Cohen said, “I am honored to have been appointed to the MTS Medication Technologies’ Board. I believe the Company’s medication compliance packaging systems serve an important function in today’s healthcare system. I am impressed with the Company’s progress and potential and look forward to making contributions to its growth.”

About the Company

Founded in 1984, MTS Medication Technologies (www.mts-mt.com) is an international provider of medication compliance packaging systems designed to improve medication dispensing and administration. MTS manufactures automated packaging machines and related consumables for prescription medications and nutritional supplements. The Company serves approximately 8,000 pharmacies worldwide.

This press release contains forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Additional written or oral forward-looking statements may be made by the Company from time to time, in filings with the Securities and Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions described above. Forward-looking statements may include, but are not limited to, projections of revenue, income or losses, the value of contracts, capital expenditures, plans for future operations, the elimination of losses under certain programs, financing needs or plans, compliance with financial covenants in loan agreements, plans for sale of assets or businesses, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this discussion, the words “anticipates”, “estimates”, “expects”, “intends”, “believes”, “plans” and variations thereof and similar expressions are intended to identify forward-looking statements. In particular, all statements regarding the continuing of any trend or expected sales are forward-looking statements, as is any statement regarding the potential growth of our core business and incremental revenue from our OnDemand and MedLocker products.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations.  Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein.  Statements in the Press Release describe factors, among others, that could contribute to or cause such differences.  Other factors that could contribute to or cause such differences include, but are not limited to, unanticipated increases in operating costs, changes in the United Kingdom healthcare regulatory system, labor disputes, customer rejection of any installed OnDemand machine, capital requirements, increases in borrowing costs, product demand, pricing, market acceptance, hurricanes, intellectual property rights and litigation, risks in product and technology development and other risk factors detailed in the Company’s Securities and Exchange Commission filings.

Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof.  The Company undertakes no obligation to publicly release the result of any revisions of these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events.

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